Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Tuatara Capital Acquisition Corporation on Amendment No. 4 to Form S-4 (File No. 333-262628) of our report dated March 17, 2022, with respect to our audits of the financial statements of SpringBig, Inc. as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 and our report dated September 30, 2021, except for the fourth paragraph of Note 1, Note 6, the second paragraph and related table of Note 10, and the second and third paragraphs of Note 12, as to which the date is February 10, 2022, with respect to our audits of the financial statements of SpringBig, Inc. as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, which reports appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp
Fort Lauderdale, Florida
May 11, 2022